Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-5553) pertaining to the First National Bankshares of Florida, Inc. Salary Savings Plan of our report dated June 14, 2004, with respect to the financial statements of the F.N.B. Corporation Salary Savings Plan as of and for the year ended December 31, 2003 included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Birmingham, Alabama

June 24, 2005